UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 21, 2010

LEXARIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4

Registrant's telephone number, including area code: (604) 602-1675

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of Direct Financial Obligation

Item 3.02 Unregistered Sales of Equity Securities

On October 21, 2010 the Company entered into an Amendment to extend the original Purchase Agreement dated October 27, 2008 with CAB Financial Services Ltd., Christopher Bunka, and another shareholder of the Company (“Purchasers”) for a revised aggregate sum of CAD$843,547.10 on a month to month basis. The Purchasers had purchased an 18.0% Secured Promissory Note of the Company (the “Note”), subject to and upon the terms and conditions of the October 27, 2008 Agreement.

The Company settled a portion of the debt, namely US$1,625 with CAB Financial Services by converting 65,000 warrants into 32,500 common shares of the Company as per Purchase Agreement dated October 27, 2008 at a price of $0.05 per share.

The Company settled a portion of the debt, namely US$2,166.65 with Christopher Bunka by converting 86,667 warrants into 43,333 common shares of the Company as per Purchase Agreement dated October 27, 2008 at a price of $0.05 per share.

The issuance of the Promissory Notes and Warrants were issued to 3 non-US persons pursuant to the exemption from registration provided by Regulation S promulgated under the United States Securities Act of 1933, as amended.

The Company and Purchases hereby agree that all previous Loan Agreements are terminated and any amounts due and owing there under are replaced and superseded by the Promissory Notes issued by the Company pursuant to the Purchase Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Amendment to Purchase Agreement dated October 21, 2010 - C.A.B. Financial Services
10.2	Amendment to Purchase Agreement dated October 21, 2010 - Chris Bunka
10.3	Amendment to Purchase Agreement dated October 21, 2010 - Morgan Bunka

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2010

Lexaria Corp.
(Signature)	By: “/s/ Chris Bunka”
Chris Bunka
President & CEO